Exhibit 10.1

AMENDED & RESTATED EMPLOYMENT AGREEMENT dated as of December 31, 2016 (the “Effective Date”), by and between HENRY SCHEIN, INC., a Delaware corporation (the “Company”), and STANLEY M. BERGMAN (“Bergman”).

WHEREAS, Bergman is currently Chairman of the Board of Directors and Chief Executive Officer of the Company, and Bergman and the Company previously had entered into an Amended and Restated Employment Agreement dated as of December 31, 2011 (the “Prior Agreement”);

WHEREAS, the Company recognizes that Bergman has made substantial contributions to the success of the Company over a long period of time and desires to assure the Company of Bergman’s continued service and Bergman desires to continue to perform services for the Company; and

WHEREAS, Bergman and the Company wish to amend and restate the Prior Agreement in the form set forth below.

In consideration of the agreements herein after set forth, the Company and Bergman agree as follows:

1.	EMPLOYMENT

1.1 CAPACITY; DUTIES. The Company hereby continues to employ Bergman as the Company’s Chairman of the Board of Directors and Chief Executive Officer. Bergman shall have general supervision over the business and affairs of the Company and its subsidiaries, shall report and be responsible only to, and subject to the supervision of, the Board of Directors of the Company (the “Board of Directors”), and shall have powers and authority superior to those of any other officer or employee of the Company or any of its subsidiaries. The Board of Directors may with Bergman’s consent, which consent may be withheld in his reasonable discretion, confer the title of President upon another person without any diminution in the compensation or benefits payable to Bergman hereunder. Subject to Section 6(b), Bergman may serve on the board of directors of any other corporation, or may be involved in civic or charitable activities and may manage his personal investments, so long as such service does not interfere with his duties to the Company or its subsidiaries and such other corporation is not a supplier or customer of the Company and does not engage in any business that is competitive with the business of the Company. Bergman accepts the employment described herein and agrees to devote his full business time and effort thereto, and to perform those duties normally attributable to the positions for which he is employed hereunder.

1.2 EMPLOYMENT PERIOD. Bergman’s employment shall be for the period (the “Employment Period”) commencing on the Effective Date, and ending on the earlier of (i) December 31, 2019, as such date may be extended as provided below, or (ii) the date on which Bergman’s employment is terminated earlier pursuant to Section 4. The Employment Period may be extended by the Company for successive one-year periods by giving Bergman notice (an “Extension Notice”) at least six months prior to the date that the then applicable Employment Period is to expire. Notwithstanding the preceding sentence, the Employment Period shall not be extended if Bergman, within 90 days after any Extension Notice is given, advises the Company that he chooses not to extend the Employment Period. The date on which the Employment Period is scheduled to expire pursuant to whichever shall be the later of the date set forth in clause (i) above or the extended date as provided above is hereinafter referred to as the “Employment Expiration Date.”

2.	COMPENSATION

2.1 BASE SALARY. During the Employment Period, as compensation for Bergman’s employment hereunder, Bergman shall receive a base salary at the rate of $1,180,000 per annum, payable in accordance with the Company’s normal payroll practices for its senior executive officers from time to time in effect. The base salary may be increased by such amounts and at such times as shall be determined by the Board of Directors or the Compensation Committee of the Board of Directors (the “Compensation Committee”) from time to time, in its sole discretion. (The base salary, as it may be increased from time to time, is hereinafter referred to as the “Base Salary.”)

2.2 INCENTIVE COMPENSATION. During the Employment Period, Bergman shall be eligible to receive, in addition to his Base Salary, incentive compensation (“Incentive Compensation”) as follows: with respect to each year during the Employment Period, the Compensation Committee shall, after consultation with Bergman, establish a target annual Incentive Compensation opportunity for Bergman, to be expressed as a percentage of the Base Salary for such year, and performance criteria consistent with such performance-based criteria as are applicable to other Company senior management. All Incentive Compensation shall be paid as soon as practicable after the amount of such compensation has been finally determined, and in all events during the calendar year immediately following the calendar year with respect to which the Incentive Compensation was earned.

2.3 ADDITIONAL COMPENSATION. Nothing contained herein shall limit or otherwise restrict the Board of Directors from granting to Bergman at any time and from time to time such additional compensation as may be recommended from time to time by the Compensation Committee.

2.4 EXPENSES. The Company shall promptly reimburse Bergman for all expenses reasonably incurred by him in the performance of his duties under this Agreement in accordance with the Company’s general policies and practices for senior executive officers in effect from time to time; provided that in no event shall any such reimbursement be made later than the later of (i) the 15th day of the third month following the end of the calendar year in which the applicable expense is incurred or (ii) the 15th day of the third month following the end of the fiscal year in which the applicable expense is incurred.

3.	BENEFITS

3.1 BENEFITS. During the Employment Period, Bergman shall be entitled to participate in all benefit, welfare, perquisite, equity and other similar plans, policies and programs, in accordance with the terms as are generally provided from time to time by the Company for its senior management employees and for which Bergman is eligible. Unless Bergman’s employment shall have been terminated for Cause (in the manner and as defined in

Section 4.3), during the period commencing immediately after Bergman’s termination of employment for any reason and continuing (x) as to Bergman, for the life of Bergman, and (y) as to Bergman’s spouse, for the life of his spouse, the Company shall continue the participation of Bergman and his spouse in all health and medical benefit plans, policies and programs in effect from time to time with respect to the senior executive officers of the Company and their families generally (at the same levels and at the same cost, if any, as provided to the senior executive officers of the Company generally immediately prior to his date of termination). Notwithstanding the foregoing, in the event the plan under which Bergman and his spouse were receiving health benefits immediately prior to Bergman’s date of termination is not fully-insured or would trigger excise taxes or other penalties on the Company if provided to Bergman and/or his spouse after Bergman’s date of termination, then the Company shall either (A) provide health coverage to Bergman and his spouse pursuant to a fully-insured replacement policy or (B) in lieu of such health coverage pay Bergman (or to his spouse, as applicable, in the event of his death) annual cash payments equal to the cost to Bergman (and/or his spouse) to obtain a replacement policy (i.e., the premium costs), as determined on the termination date (adjusted for increase in the cost-of-living index, as defined in Treasury Regulation Section 1.401(a)(9)-6, Q&A-14(b)(2)); in either case for the remaining lives of Bergman and his spouse. In all cases, the annual cash payments described above (if applicable), will be paid on each anniversary of Bergman’s date of termination, commencing with the one-year anniversary of such date.

3.2 VACATION. During each calendar year during the Employment Period, Bergman shall be entitled to four weeks of vacation and such other number of personal days generally afforded to senior executive officers of the Company.

3.3 AUTOMOBILE. During the Employment Period, the Company shall provide Bergman with first priority, non-exclusive use of a car and driver on the same basis as immediately prior to the Effective Date. At Bergman’s option, the Company shall provide Bergman with the use of a new automobile during the Employment Period, similarly equipped to that last provided to him under the Prior Agreement, and shall pay the costs of fuel, maintenance, repairs and insurance. If Bergman’s employment hereunder is terminated by the Company without Cause (as defined in Section 4.3), by the Company choosing not to extend the Employment Period, upon Bergman’s Disability, by Bergman for Good Reason pursuant to Section 4.1(c)(i), or by Bergman voluntarily pursuant to Section 4.1(c)(ii), the Company shall continue the arrangements in effect immediately prior to his termination of employment until the second anniversary of Bergman’s date of termination. If Bergman’s employment is terminated by the Company without Cause, by the Company choosing not to extend the Employment Period, or by Bergman for Good Reason pursuant to Section 4.l(c)(i), in any such case within two years after the date of a Change in Control, the Company shall continue the transportation arrangements in effect immediately prior to his termination of employment until the last day of the second calendar year following the calendar year in which Bergman’s date of termination occurs, and (ii) shall pay on the second anniversary of Bergman’s date of termination a lump sum in cash equal to the value of the applicable benefits specified in the prior sentence for the period from the last day of the second calendar year following the calendar year on which the termination date occurs until the third anniversary of his date of termination.

3.4 CONVERSION OF BENEFITS. During the Employment Period, Bergman shall be entitled to the same conversion privileges (including but not limited to cash conversions) with regard to the Company’s benefit plans, policies and programs in which Bergman is entitled to participate under Section 3.1 as may be generally offered from time to time by the Company to its senior executive officers; provided that in the event of a cash conversion, the payment of such cash conversion shall be made no later than the later of (i) the 15th day of the third month following the end of the calendar year in which the benefit is offered to senior executive officers or (ii) the 15th day of the third month following the end of the fiscal year in which the benefit is offered to senior executive officers.

3.5 RSU AWARDS. Simultaneously with the Compensation Committee’s approval of this Agreement and as an inducement for Bergman to enter into this Agreement, the Compensation Committee shall approve two restricted stock unit (“RSU”) grants to Bergman under the Company’s 2013 Stock Incentive Plan (As Amended and Restated Effective as of May 14, 2013), to be granted at the time specified in Section 3.5, subject to Bergman’s execution of this Agreement and continued employment through the actual grant date (“RSU Awards”). The RSU Awards shall consist of a grant that vests on the basis of the continued employment over a time-based vesting period, substantially in the form annexed to this Agreement as Exhibit A-1 (the “Time-Based RSU Award”) and a grant that vests on the basis of continued employment and the achievement of performance targets, substantially in the form annexed to this Agreement as Exhibit A-2 (the “Performance-Based RSU Award”). The number of RSUs granted under each of the Time-Based RSU Award and the Performance-Based RSU Award shall equal $2.5 million divided by the 20-trading day volume weighted average price of the Company’s common stock for the period immediately prior to the date of grant. The RSU Awards shall be automatically granted, without further action of the Compensation Committee, on the first business day immediately following the twentieth (20th) trading day after the opening of the Company’s first closed trading window (i.e., blackout period) that ends after the date the RSU Awards are approved by the Compensation Committee, provided, however, that the grant of the RSU Awards shall occur no later than June 3, 2016, subject in all cases to Bergman’s continued employment through the actual grant date of the RSU Awards. In the event of Bergman’s death or Disability (pursuant to Section 4.2) prior to the grant of the RSU Awards, the Company shall make a lump sum payment in the amount of $5 million to Bergman’s spouse, or if Bergman’s spouse predeceases him, then to his estate, within thirty (30) days following the date of death or Disability, as applicable. Any payment made pursuant to the foregoing sentence shall be in lieu of the grant of the RSU Awards, and, in the event that a payment is made pursuant to the foregoing sentence, any rights that Bergman, Bergman’s spouse or Bergman’s estate may have with respect to the RSU Awards shall be extinguished in their entirety.

4.	TERMINATION

4.1 TERMINATION OF EMPLOYMENT. Bergman’s employment (and the Employment Period) shall terminate prior to the Employment Expiration Date upon the occurrence of any of the following events:

(a) upon Bergman’s death or Bergman’s Disability (pursuant to Section 4.2); or

(b) (i) by action of the Company for Cause; or (ii) by action of the Board of Directors without Cause upon 90 days’ prior written notice to Bergman; or

(c) by Bergman (i) following the occurrence of an event that constitutes Good Reason, as hereinafter defined, or (ii) voluntarily upon 180 days prior written notice to the Company.

A “Change in Control” shall be deemed to occur upon any of the following:

(A) acquisition of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Securities and Exchange Act of 1934, as amended (the “Act”)) by any one “person” (as such term is defined in Section 3(a)(9) of the Act) or by any two or more persons deemed to be one “person” (as used in Section 13(d) or 14(d) of the Act)(each referred to as a “Person”) excluding the Company, any subsidiary of the Company and any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of any such plan acting in his or its capacity as trustee), of 33% or more of the combined total voting power of the then-outstanding voting securities of the Company (the “Outstanding Voting Securities”) without the prior express approval of the Board of Directors;

(B) acquisition of “beneficial ownership” by any Person excluding the Company, any subsidiary of the Company and any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of any such plan acting in his or its capacity as trustee), of more than 50% of the combined total voting power of the then Outstanding Voting Securities;

(C) directors elected to the Board of Directors over any 24-month period (except in the case of a Change in Control referred to in Section 5.4(c), a twelve-month period) not nominated by the Company’s Nominating & Corporate Governance Committee (or a committee of the Board of Directors performing functions substantially similar to such committee) represent 30% (except in the case of a Change in Control referred to in Section 5.4(c), a majority) or more of the total number of directors constituting the Board of Directors at the beginning of the period, (or such nomination results from an actual or threatened proxy contest);

(D) any merger, consolidation or other corporate combination of the Company (a “Transaction”), other than (i) a Transaction involving only the Company and one or more of its subsidiaries, or (ii) a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to be the beneficial owners of securities of the resulting entity representing more than 50% of the voting power in the resulting entity, in substantially the same proportions as their ownership of Outstanding Voting Securities immediately prior to the Transaction; and

(E) upon the sale of all or substantially all of the consolidated assets of the Company, other than (i) a distribution to stockholders, or (ii) a sale immediately following which the stockholders of the Company immediately prior to the sale are the beneficial owners of securities of the purchasing entity representing more than 50% of the voting power in the purchasing entity, in substantially the same proportions as their ownership of Outstanding Voting Securities immediately prior to the Transaction.

Solely for purposes of Section 5.4(c), no Change in Control shall be deemed to have occurred unless the circumstances of such Change in Control would be treated as having resulted in the occurrence of a “change in control event” as such term is defined in Treasury Regulation Section 1.409A-3(i)(5)(i).

A “Good Reason” event shall have occurred upon the taking of any of the following actions, without Bergman’s written consent; provided that a Good Reason event shall not be deemed to have occurred unless Bergman shall have given written notice to the Company specifying the Good Reason event within 90 days of the occurrence of such event:

(a)	a material reduction or material adverse change in Bergman’s responsibilities, duties, positions or authority, as provided in the Agreement, including, the failure to appoint Bergman to, or to continue Bergman in, any position to which he is required to be appointed under this Agreement.

(b)	any failure by the Company to provide the compensation, or any failure by the Company to provide the material benefits, agreed to be provided under this Agreement; provided, however, that any reduction in benefits generally applicable to senior management employees shall not constitute Good Reason;

(c)	any change in location of the Company’s principal executive offices outside of the New York metropolitan area (which shall consist solely of New York City, Long Island and any other location within 35 miles of the Company’s current principal executive offices) or any change in the principal location at which Bergman is required to perform his duties under this Agreement to a location other than the Company’s principal executive offices;

(d)	any failure of the Company to obtain the express assumption of this Agreement as provided in Section 9(a) or 9(b), unless such assumption occurs by operation of law;

provided, however, that (i) a “Good Reason” event will not include acts which are cured by the Company within 30 days from receipt by it of a written notice from Bergman identifying in reasonable detail the act or acts constituting “Good Reason,” and (ii) if the Company has failed to cure as provided above, a “Good Reason” event will not exist unless Bergman has thereafter given notice of termination for Good Reason within 30 days after the earlier of the expiration of the 30-day cure period or the Company’s notice to Bergman that it will not cure such Good Reason event.

4.2 DISABILITY. If, by reason of physical or mental disability, Bergman (i) is unable to carry out the material duties he has agreed to carry out under this Agreement for more than 180 days in any twelve-month period or (ii) is expected to be unable to carry out his duties for such period as certified by a Licensed Physician (“Disability”), the Employment Period shall terminate hereunder. A “Licensed Physician” shall be any qualified physician licensed to practice medicine in the State of New York as shall be mutually agreed by the Company and Bergman (or his representatives), such approval not to be unreasonably withheld or delayed. Bergman shall submit to an examination by a physician for purposes of the preceding provisions upon the request of the Board of Directors. During any period of Disability prior to such termination, Bergman shall continue to receive all compensation and other benefits provided herein as if he had not been disabled at the time, in the amounts and in the manner provided herein, provided that the Company shall be entitled to a credit against such amounts with regard to the amount, if any, paid to Bergman for such period under any disability plan of the Company.

4.3 CAUSE. For purposes of this Agreement, the term “Cause” shall be limited to (i) action or omission by Bergman involving willful malfeasance or willful misconduct having a material adverse effect on the Company (whether economically or as to reputation), (ii) Bergman being convicted of, or pleading nolo contendere to, a felony (other than resulting from a traffic violation or like event) or being convicted of any other crime involving intentional dishonesty or fraud, (iii) any other action by Bergman constituting a material breach of Section 6 of this Agreement which is not cured within 30 days after notice from the Company. In the case of (i) above, no act or omission by Bergman shall be considered willful if it is done or omitted in good faith and with a reasonable belief that it was in the best interests of the Company. Termination by the Company for Cause pursuant to (i) or (iii) above will not be effective unless the Board of Directors has voted to terminate Bergman for Cause at a meeting of the Board of Directors called for such purpose after Bergman has been afforded at least three days notice of the meeting and an opportunity to be heard at a meeting of the Board of Directors; provided, however, that the Board of Directors may suspend Bergman with pay and benefits pending such Board of Directors meeting.

5.	CONSEQUENCES OF TERMINATION

5.1 DEATH. If Bergman’s employment hereunder is terminated by reason of Bergman’s death, the Company shall have no further obligation to Bergman under this Agreement except that Bergman’s heirs or estate shall be paid those obligations accrued hereunder to the date of his death, consisting only of (a) Bergman’s unpaid Base Salary to the extent unpaid through the date of termination, (b) the annual Incentive Compensation due to Bergman, if any, for the last full fiscal year of the Company ending prior to the date of termination (if not previously paid), (c) the product of (i) the annual Incentive Compensation payable to Bergman for the fiscal year of the Company (based on the actual achievement of the specified goals) in which Bergman’s date of termination occurs multiplied by (ii) a fraction, the numerator of which is the number of days in such fiscal year during which Bergman was employed by the Company, and the denominator of which is 365, (d) any accrued and unpaid vacation pay, and (e) to the extent permitted under this Agreement, any other amounts or benefits owing to Bergman or his beneficiaries under the then applicable benefit plans, policies and programs of the Company. (All amounts determined pursuant to the provisions of clauses (a) through (e) above are hereinafter referred to as “Accrued Obligations”.) Unless otherwise required by any benefit plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) (any such plan hereinafter referred to as a “Qualified Plan”), the Accrued Obligations described in clauses (a), (b), (d) and (e) above shall be paid to Bergman’s estate or designated beneficiaries, as the case may be, in a lump sum (to the extent such obligations are able to be paid in a lump sum, under the terms of the plan for which such obligation arose) in cash within 15 business days after the date of Bergman’s death, and, otherwise, in accordance with the terms of the applicable plan or applicable law. The Accrued Obligation described in clause (c) above shall be paid in a lump sum to Bergman’s estate or designated beneficiaries, as the case may be, at the time specified in the last sentence of Section 2.2. Nothing in this Section 5.1 shall be deemed to affect the right of Bergman’s spouse to receive the applicable benefits referred to in Section 3.1.

5.2 COMPANY TERMINATION FOR CAUSE; RESIGNATION OTHER THAN FOR GOOD REASON; BERGMAN NON-RENEWAL. If Bergman’s employment hereunder is terminated by the Company for Cause, by Bergman voluntarily pursuant to Section 4.1(c)(ii), or by Bergman by non-renewal pursuant to Section 1.2, the Company shall have no further obligation to Bergman under this Agreement, except that, unless otherwise required by any Qualified Plan, Bergman shall be paid all Accrued Obligations to the date of termination (other than the obligations specified in clauses (b) and (c) of Section 5.1) in a lump sum (to the extent such obligations are able to be paid, under the terms of the plan for which such obligation arose, in a lump sum) in cash within 15 business days after the date of termination, and, otherwise, in accordance with the terms of the applicable plan or applicable law. Bergman shall not be entitled to receive the amounts specified in clauses (b) and (c) of Section 5.1. Nothing in this Section 5.2 shall be deemed to affect the right of Bergman or his spouse, as applicable, to receive the applicable benefits referred to in Sections 3.1, 3.3 and 5.5, unless Bergman’s employment has been terminated by the Company for Cause.

5.3 COMPANY TERMINATION WITHOUT CAUSE OR DUE TO DISABILITY; RESIGNATION FOLLOWING GOOD REASON; COMPANY NON-RENEWAL. Subject to Section 5.4(c), if Bergman’s employment hereunder is terminated due to Disability pursuant to Section 4.2 or by the Company without Cause, or by Bergman for Good Reason pursuant to Section 4.1(c)(i) above, or if the Company at any time chooses not to extend or not to continue to extend the Employment Period, in each case prior to the occurrence of a Change in Control, the Company shall have no further obligation to Bergman under this Agreement except that:

(a) Unless otherwise required by any Qualified Plan, Bergman shall be paid the Accrued Obligations to the date of termination (other than the obligations specified in clauses (b) and (c) of Section 5.1) in a lump sum (to the extent such obligations are able to be paid in a lump sum, under the terms of the plan for which such obligation arose) in cash within 15 business days after the date of termination, and, otherwise, in accordance with the terms of the applicable plan or applicable law; provided, that the obligations specified in clauses (b) and (c) of Section 5.1 shall be paid in a lump sum in cash at the time specified in the last sentence of Section 2.2.

(b) Bergman shall be paid, as severance pay, on the day immediately following the six-month anniversary of his date of termination:

(i)	in a lump sum in cash, an amount equal to 200% of Bergman’s then annual Base Salary plus, in a lump sum in cash, an amount equal to 200% of Bergman’s average annual Incentive Compensation recommended by the Compensation Committee to be paid or payable with respect to the immediately preceding three fiscal years of the Company ending prior to the date of termination; and

(ii)	in a lump sum in cash, an amount equal to the Make-Up Pension Payment (as defined below). For purposes of this Agreement, the “Make-Up Pension Payment” shall mean with respect to each “pension plan” (as such term is defined in Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended) of the Company (or its subsidiaries) in which Bergman participated or had a benefit under at the date of termination, the value of the excess of (A) the fully vested value of the benefit to him under such plan, assuming additional credit for service for all purposes under such plan for the period from the date of termination through the Employment Expiration Date (the “Remaining Term”), continuation of Bergman’s Base Salary for the Remaining Term, and that there are no earnings on plan funds in defined contribution type plans for any period after the date of termination, over (B) Bergman’s vested accrued benefits pursuant to the provisions of each respective plan on the date of termination. (For purposes of calculating the Make-Up Pension Payment, the value of the excess shall be calculated using a discount rate equal to the applicable federal rate (as defined in Code Section 1274) in effect on the date of termination of employment and no other actuarial assumptions). Notwithstanding the foregoing, for purposes of any termination of employment occurring during the Employment Period, the “Remaining Term” under this clause (ii) shall mean the period from the date of termination through the immediately succeeding December 31.

(c) Nothing in this Section 5.3 shall be deemed to affect the right of Bergman or his spouse, as applicable, to receive the applicable benefits referred to in Sections 3.1, 3.3 and 5.5.

(d) With respect to an amount due to Bergman pursuant to Section 5.3(b)(i), the Company shall be entitled to a credit against such amount with regard to the amount, if any, payable to Bergman for such period under any disability plan of the Company.

5.4 TERMINATION OF EXECUTIVE IN CONNECTION WITH A CHANGE IN CONTROL. If Bergman’s employment is terminated by the Company without Cause or by Bergman for Good Reason pursuant to Section 4.1(c)(i) within two years following a Change in Control, the Company shall have no further obligation to Bergman under this Agreement except that:

(a) Unless otherwise required by any Qualified Plan, Bergman shall be paid all Accrued Obligations (other than the obligations specified in clauses (b) and (c) of

Section 5.1) to the date of termination in a lump sum (to the extent such obligations are able to be paid in a lump sum, under the terms of the plan for which such obligation arose) in cash within 15 business days after the date of termination and, otherwise, in accordance with the terms of the applicable plan or applicable law; provided, that the obligations specified in clauses (b) and (c) of Section 5.1 shall be paid in a lump sum in cash at the time specified in the last sentence of Section 2.2.

(b) Bergman shall be paid, as severance pay, on the day immediately following the six-month anniversary of his date of termination:

(i)	in a lump sum in cash, an amount equal to 300% of Bergman’s then annual Base Salary plus, in a lump sum in cash, an amount equal to 300% of Bergman’s annual Incentive Compensation recommended by the Compensation Committee to be paid or payable with respect to whichever of the immediately preceding two fiscal years of the Company ending prior to the date of termination was higher; and

(ii)	in a lump sum in cash, an amount equal to the Make-Up Pension Payment (as defined above).

(c) In the event Bergman’s employment is terminated by the Company without Cause (i) within 90 days prior to the occurrence of a Change in Control, or (ii) after the first public announcement of the pendency of a Change in Control (but on or prior to a Change in Control), Bergman shall be paid, as additional severance pay, on the day immediately following the later of the six-month anniversary of his date of termination and the date of the occurrence of the Change in Control, a lump sum cash amount equal to the sum of:

(i)	the excess, if any, of (A) 300% of Bergman’s annual Base Salary at the rate in effect immediately preceding such termination of employment, plus 300% of Bergman’s annual Incentive Compensation recommended by the Compensation Committee to be paid or payable with respect to whichever of the immediately preceding two fiscal years of the Company ending prior to the date of termination was higher, over (B) the amount paid or payable to Bergman pursuant to Section 5.3(b)(i) (whether or not such amount has then been paid); and

(ii)

the excess, if any, of (A) the aggregate per share cash consideration, and the fair market value on such date of the aggregate per share non-cash consideration, paid or payable to the Company’s common stockholders in the transaction which is the basis for the Change in Control, (or if no such consideration was then payable, the last trading price of the

Company’s common stock on the day immediately preceding the date of the event that resulted in the occurrence of the Change in Control), over (B) the strike price per share that would have been required to be paid in order to exercise each tranche of unvested options that expired at the time of Bergman’s prior termination of employment, times the number of shares of Common Stock covered by each such tranche (such calculation to be performed separately for each tranche with a different strike price, and the aggregate amounts so calculated being the amount required to be paid under this clause (ii)).

The amounts provided for under this Section 5.4(c) are in addition to, and not in lieu of, the amounts provided for under Section 5.3.

(d) Nothing in this Section 5.4 shall be deemed to affect the right of Bergman or his spouse, as applicable, to receive the applicable benefits referred to in Sections 3.1, 3.3 and 5.5.

(e) In the event that Bergman shall become entitled to the payments and/or benefits provided by this Section 5.4 or any other amounts (whether pursuant to the terms of this Agreement, including Section 5.3, or any other plan, arrangement or agreement with the Company) (collectively the “Company Payments”) and such Company Payments will be subject to the tax (the “Excise Tax”) imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), then the Company Payments shall be either (A) delivered in full or (B) delivered as to such lesser extent, as would result in no portion of such amounts being subject to the Excise Tax, whichever of the foregoing results in the receipt by Bergman on a net after-tax basis of the greatest amount, notwithstanding that all of some of the amounts may be taxable under Code Section 4999. If a reduction is to occur pursuant to clause (B) of the prior sentence, unless an alternative election is permitted by, and does not result in taxation under, Code Section 409A and timely elected by Bergman, the Company Payments shall be cutback to an amount that would not give rise to any Excise Tax by reducing payments and benefits in the following order: (1) accelerated vesting of restricted stock awards, to the extent applicable; (2) accelerated vesting of stock options, to the extent applicable; (3) payments under Section 5.4(b)(i) or 5.4(c)(i) hereof, as applicable; (4) payments under Section 5.4(b)(ii) hereof, if applicable; and (5) continued health insurance under Section 3.1 hereof.

(f) For purposes of determining whether any of the Company Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) the Company Payments shall be treated as “parachute payments” within the meaning of Section 280G(b)(2) of the Code, and all “parachute payments” in excess of the “base amount” (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless and except to the extent that, in the written opinion (at the substantial authority level) of the Company’s independent certified public accountants appointed prior to any change in ownership (as defined under Section 280G(b)(2) of the

Code) or tax counsel selected by such accountants (the “Accountants”) such Company Payments (in whole or in part) either do not constitute “parachute payments,” represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the “base amount” or are otherwise not subject to the Excise Tax, and (ii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of Section 280G of the Code.

(g) For purposes of determining whether clause (A) or clause (B) of Section 5.4(e) applies to the amount of the Company Payments, Bergman’s actual marginal rate of federal income taxation in the calendar year in which the Company Payments are to paid shall be used and the actual marginal rate of taxation in the state and locality of Bergman’s residence for the calendar year in which the Company Payments are to be made shall be used, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year, after taking into account the limitation on the deductibility of itemized deductions, including such state and local taxes under Section 68 of the Code.

5.5 OFFICE SUPPORT. If Bergman’s employment hereunder is terminated by the Company without Cause (as defined in Section 4.3), by the Company choosing not to extend the Employment Period, upon Bergman’s Disability, by Bergman for Good Reason pursuant to Section 4.1(c)(i), or by Bergman voluntarily pursuant to Section 4.1(c)(ii), prior to the occurrence of a Change in Control, then the Company (i) shall provide Bergman, at the Company’s cost, an office comparable to that used by him prior to his termination and related office support (including making available the services of one executive assistant) until the last day of the second calendar year following the calendar year in which Bergman’s date of termination occurs and (ii) shall pay on the second anniversary of Bergman’s date of termination a lump sum in cash equal to the value of the office and related office support specified above (including the costs of one executive assistant) for the period from the last day of the second calendar year following the calendar year on which date of termination occurs until the third anniversary of his date of termination. If Bergman’s employment hereunder has been terminated by the Company choosing not to extend the Employment Period, upon Bergman’s Disability, by Bergman for Good Reason pursuant to Section 4.l(c)(i), or by Bergman voluntarily pursuant to Section 4.1(c)(ii), on or after the occurrence of a Change in Control, the Company (i) shall provide Bergman such office and related office support (including making available the services of one executive assistant) until the last day of the second calendar year following the calendar year in which Bergman’s date of termination occurs and (ii) shall pay on the second anniversary of Bergman’s date of termination a lump sum in cash equal to the value of the office and related office support specified above (including the costs of one executive assistant) for the period from the last day of the second calendar year following the calendar year on which date of termination occurs until the fourth anniversary of his date of termination.

5.6 VESTING OF OPTIONS, ETC. Notwithstanding anything to the contrary in any other agreement between the Company and Bergman, upon the occurrence of a “Change in Control” as such term is defined in Section 4.1, any and all options held by Bergman (or his assignees, if assignment is permissible) to purchase Company capital stock, to the extent not theretofore vested, shall be fully vested and, with respect to any and all shares of stock theretofore issued to Bergman bearing restrictions on transfer imposed by the Company, such restrictions shall thereupon lapse.

6.	CONFIDENTIAL INFORMATION, NON-COMPETITION, ETC.

(a) (i) Both during and after the Employment Period, Bergman shall hold in a fiduciary capacity for the benefit of the Company and shall not, without the prior written consent of the Company, communicate or divulge (other than in the regular course of the Company’s business), to anyone other than the Company, its subsidiaries and those designated by it, any confidential or proprietary information, knowledge or data relating to the Company or any of its subsidiaries, or to any of their respective businesses, obtained by Bergman before or during the Employment Period except to the extent (A) disclosure is made during the Employment Period by Bergman in the course of his duties hereunder and Bergman reasonably determines in good faith that it is in the best interest of the Company to do so, (B) Bergman is compelled pursuant to an order of a court or other body having jurisdiction over such matter to do so (in which case the Company shall be given prompt written notice of such intention to divulge not less than five days prior to such disclosure or such shorter period as the circumstances may reasonably require) or (C) such information, knowledge or data is or becomes public knowledge or is or becomes generally known within the Company’s industry other than through improper disclosure by Bergman.

(ii)	Bergman acknowledges and agrees that the whole interest in any invention, improvement, confidential information, copyright, design, plan, drawing or data, including all worldwide rights to copyrights or any other intellectual property rights (collectively, the “Rights”) arising out of or resulting from Bergman’s performance of his duties during the Employment Period shall be the sole and exclusive property of the Company. Bergman undertakes (at the expense of the Company) to execute any document or do any reasonably necessary act to enable the Company to obtain or to assist the Company in obtaining any Rights. Bergman hereby irrevocably appoints the Company to be his attorney-in-fact to execute in his name and on his behalf any instrument required and take any actions reasonably necessary for the purpose of giving to the Company the full benefit of the provisions of this subsection; provided, however, that the Company shall notify Bergman prior to executing any such instruments or taking any such actions.

(b) Bergman will not (other than on behalf of the Company) directly or indirectly, during the Employment Period and thereafter until the end of the “Restricted Period,” as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company other than Schein Pharmaceutical, Inc., (x) engage in any activity competitive with the business of the Company or any of its affiliates, (y) recruit, solicit or induce (or attempt to recruit, solicit or induce) any employee of, or consultant to, the Company or any of its affiliates (other than his personal administrative assistant) to terminate their employment with, or otherwise cease their relationship with, the Company or any of its affiliates, or (z) divert (or attempt to divert) any person or entity from doing business with the Company or any of its affiliates or induce (or attempt to induce) any person or entity from ceasing to be a customer or other business partner of the Company or any of its affiliates. The “Restricted Period” shall end (A) one year after termination of employment if termination is due to a termination by the Company without Cause, by Bergman for Good Reason pursuant to Section 4.1(c)(i), or because of Bergman’s Disability (such one-year period may be extended for an additional year at the Company’s option; provided, however, that upon making such election which shall be made no less than 180 days prior to the expiration of such one-year period, the Company shall pay Bergman on the day immediately following the six-month anniversary of his date of termination, a lump sum cash amount equal to 100% of his Base Salary (as of the date of such termination)), or (B) upon the later of the second anniversary of the expiration of the Employment Period and the Employment Expiration Date, if such termination is due to a termination by the Company for Cause or by Bergman voluntarily pursuant to Section 4.1(c)(ii).

(c) If any restriction set forth in Section 6(b) is found by any court of competent jurisdiction or arbitrator to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

(d) The restrictions contained in Sections 6(a) and (b) are necessary for the protection of the business and goodwill of the Company and are considered by Bergman to be reasonable to such purpose. Bergman acknowledges and agrees that money damages would not adequately compensate the Company for any breach of Section 6(a) or 6(b) and will cause the Company substantial and irreparable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

7.	NO MITIGATION; NO SET-OFF

The Company agrees that if Bergman’s employment with the Company is terminated prior to the Employment Expiration Date for any reason whatsoever, Bergman is not required to seek other employment or to attempt in any way to reduce any amounts payable to Bergman by the Company pursuant to this Agreement. Further, the amount of any payment provided for in this Agreement shall not be reduced by any compensation earned by Bergman as the result of employment by another employer or otherwise; and the amount of any benefit provided for in this Agreement shall not be reduced by any benefit provided to Bergman as the result of employment by another employer or otherwise (other than the health and medical benefits to the extent provided for in Section 3.1, which may be reduced solely by any health and medical benefits that Bergman and his spouse are eligible to receive under any health and medical benefit plans of any subsequent employer). The Company’s obligations to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, or other similar right which the Company may have against Bergman.

8.	LEGAL FEES

If the Company fails to timely make any payment due hereunder and Bergman seeks to collect such amounts or negotiate a settlement, and either (i) reaches a settlement for any part or all of the payments provided for hereunder, or (ii) successfully enforces the terms of this Agreement, through litigation or arbitration, by or through a lawyer, the Company shall advance all reasonable costs of such collection or enforcement, including reasonable legal fees and disbursements and other fees and expenses which Bergman may incur, promptly after submission of documentation reasonably acceptable to the Company in respect of such costs and expenses. All amounts paid by the Company shall promptly be refunded to the Company if and when a court of competent jurisdiction finds that the Company is entitled to have such sums refunded or if a settlement is reached which is insubstantial compared to the damages that were requested. The Company shall pay or reimburse Bergman for all reasonable legal fees incurred by him in connection with the negotiation and execution of this Agreement; provided that such payment or reimbursement shall be paid promptly and in no event later than the later of (i) the 15th day of the third month following the end of the calendar year in which the legal fees are incurred or (ii) the 15th day of the third month following the end of the fiscal year in which the legal fees are incurred.

9.	SUCCESSORS; BINDING AGREEMENT

(a) Unless otherwise resulting by operation of law, the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree in writing to perform this Agreement in the same manner, and to the same extent that the Company would be required to perform it if no such transaction had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

(b) The Company may not assign this Agreement except in connection with, and to the acquiror of, all or substantially all of the business or assets of the Company, provided such acquiror expressly assumes and agrees in writing to perform this Agreement as provided in Section 9(a).

(c) This Agreement shall inure to the benefit of and be enforceable by Bergman and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees; provided, however, that this Agreement may not be assigned by Bergman.

(d) The parties agree that, in addition to the persons or entities referred to in Section 9(c) above, who shall be third party beneficiaries of the entire Agreement in the event of Bergman’s death or Disability, Bergman’s spouse is a third party beneficiary of Section 3.1 and, to the extent that the events described therein would cause her to be entitled to the benefit of rights granted to her under Section 3.1, or any provision of Section 5, she shall have the right to enforce such provisions as fully as if she were a party to this Agreement.

10.	MISCELLANEOUS

(a) Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly made, given or received when hand-delivered, one business day after being transmitted by telecopier (confirmed by mail) or sent by overnight courier against receipt, or five days after being mailed by registered or certified mail, postage prepaid, return receipt requested, to the party to whom such communication is given at the address set forth below, which address may be changed by notice given in accordance with this Section:

If to the Company:

Henry Schein, Inc.

135 Duryea Road

Melville, New York 11747

Attention: Corporate Secretary

If to Bergman:

Stanley M. Bergman

c/o Henry Schein, Inc.

135 Duryea Road

Melville, New York 11747

(b) If any provision of this Agreement shall be held by court of competent jurisdiction to be illegal, invalid or unenforceable, including, without limitation, under any provision of the Sarbanes-Oxley Act of 2002, as amended from time to time, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable and such illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

(c) No provision of this Agreement may be modified, waived or discharged except by a waiver, modification or discharge in writing signed by Bergman and such officer as may be designated by the Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter have been made by either party which are not expressly set forth in this Agreement.

(d) This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the Company and Bergman with respect to the subject matter, including, without limitation, as of the effective date of this Agreement, the Prior Agreement.

(e) This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of New York, without reference to rules relating to conflicts of law.

(f) The section headings herein are for the purpose of convenience only and are not intended to define or limit the contents of any section.

(g) The parties may sign this Agreement in counterparts, all of which shall be considered one and the same instrument.

(h) It is intended that the provisions of this Agreement comply with, or be exempt from, Section 409A of the Code and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”), and all provisions of this Agreement (or of any award of compensation, including equity compensation or benefits) shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A. Notwithstanding the foregoing, the Company does not guarantee any particular tax treatment and the Company shall have no liability with regard to any failure to comply with Code Section 409A. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits, which are subject to Code Section 409A, upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A (and the guidance issued thereunder) and, for purposes of any such provision of this Agreement, references to a “resignation,” “termination,” “termination of employment,” “retirement” or like terms shall mean separation from service.

(i) Notwithstanding anything herein to the contrary, Bergman agrees and acknowledges that his cash and non-cash incentive compensation (whether provided under this Agreement or otherwise) shall be subject to the terms and conditions of the Company’s Incentive Compensation Recoupment Policy approved by the Board in March 2016. Notwithstanding the foregoing, Bergman agrees that incentive compensation, as defined under of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and such regulations as are promulgated thereunder from time to time (“Dodd-Frank”), payable to Bergman under the Company’s bonus plans, this Agreement or any other plan, arrangement or program established or maintained by the Company shall be subject to any clawback policy adopted or implemented by the Company in respect of Dodd-Frank, or in respect of any other applicable law or regulation. In the event of a Change in Control, no clawback policy of the Company shall continue to apply to Bergman’s cash and non-cash incentive compensation on and after a Change in Control, other than (i) any clawback policy mandated by Dodd-Frank or other applicable law or (ii) any clawback policy that recoups incentive compensation due to any act or omission by Bergman that constitutes or could reasonably be expected to constitute Cause (as defined under this Agreement) or any act or omission that involves Bergman’s gross or willful misconduct that gives rise to a material restatement of the Company’s financial statements.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first above written.

HENRY SCHEIN, INC.

By:	/s/ Gerald Benjamin
Authorized Officer

By:	/s/ Stanley M. Bergman
STANLEY M. BERGMAN

Exhibit A-1

FORM OF TIME-BASED RSU AWARD AGREEMENT

RESTRICTED STOCK UNIT AGREEMENT

PURSUANT TO THE

HENRY SCHEIN, INC. 2013 STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED EFFECTIVE AS OF MAY 14, 2013)

THIS AGREEMENT (the “Agreement”) made as             , 20161 (the “Grant Date”), by and between Henry Schein, Inc. (the “Company”) and Stanley M. Bergman (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Henry Schein, Inc. 2013 Stock Incentive Plan (As Amended and Restated Effective as of May 14, 2013), as amended from time to time, a copy of which is on file with the Company’s Corporate Human Resources Department and is available for Participant to review upon request at reasonable intervals as determined by the Company (the “Plan”), which is administered by a Committee appointed by the Company’s Board of Directors (the “Committee”); and

WHEREAS, pursuant to Section 9 of the Plan, the Committee may grant Restricted Stock Units to Key Employees under the Plan; and

WHEREAS, the Participant is a Key Employee of the Company.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Grant of Restricted Stock Units.

(a) Subject to the restrictions and other conditions set forth herein, the Committee has authorized this grant of [                    ] Restricted Stock Units to the Participant on the Grant Date.

2. Vesting and Payment.

(a) Except as otherwise provided in this Section 2, the Restricted Stock Units awarded under this Agreement shall not vest until December 31, 2019 (the “Vesting Date”). Notwithstanding anything herein to the contrary, but except as set forth in Sections 2(b), 2(c), 2(d) and 2(e), the Participant must be continuously employed by the Company or a Subsidiary from the Grant Date through the Vesting Date.

(b) Retirement. In the event of the Participant’s Retirement prior to the Vesting Date, a pro-rata portion of the Restricted Stock Units shall vest, based on Participant’s service with the Company through the date of Retirement (such date referred to herein as a “Pro-rata Vesting Date”). The remaining Restricted Stock Units (i.e., any Restricted Stock Units that are not vested on the Pro-Rata Vesting Date) shall be deemed vested on the Vesting Date, subject to the Participant’s compliance with the restrictive covenants set forth in Section 6 of the Amended and Restated Employment Agreement dated as of December 31, 2016, between the Company and the Participant (the “Employment Agreement”) through the Vesting Date. If the Participant breaches such restrictive covenants prior to the Vesting Date, the remaining Restricted Stock Units shall be forfeited. For purposes of this Section 2(b), the Participant shall qualify for “Retirement” only if the Participant and the Company mutually agree to the Participant’s Retirement and the Participant’s Retirement date.

(c) Death or Disability. In the event of the Participant’s death (prior to a Termination of Employment or following Retirement as described in Section 2(b) or a Termination of Employment as described in Section 2(e)) or Disability (prior to a Termination of Employment), the Restricted Stock Units shall become fully vested on such death or Disability. For purposes of this Agreement, “Disability” means that the Participant is disabled within the meaning of Section 409A(a)(2)(C)(i) or (ii) of the Code.

[1]	To be granted automatically, without further action of the Compensation Committee, on the first business day immediately following the twentieth (20th) trading day after the opening of the Company’s first closed trading window (i.e., blackout period) that ends after the date the RSU Award is approved by the Compensation Committee, provided, however, that the grant of the RSU Award shall occur no later than June 3, 2016, subject in all cases to the Participant’s continued employment through the actual grant date of the RSU Award.

(d) Change of Control. In the event of the Participant’s Termination of Employment for any reason, other than for Cause (as defined in the Employment Agreement), within the two year period following a Change of Control, the Restricted Stock Units shall become fully vested upon the Participant’s Termination of Employment (the “Change of Control Vesting Date”). For purposes of this Agreement, a “Change of Control” shall mean the occurrence of a Section 409A Change of Control (as defined in Section 3). In the event of a Change of Control occurring on or after the Participant’s Retirement or Termination of Employment without Cause or for Good Reason, and on or before December 31, 2019, the remaining Restricted Stock Units (i.e., any Restricted Stock Units that are not vested on the applicable Pro Rata Vesting Date) shall become fully vested upon the Change of Control.

(e) Termination of Employment without Cause or for Good Reason. In the event the Participant’s employment is terminated by the Company without Cause or by the Participant for Good Reason (as such terms are defined on the Employment Agreement), a pro-rata portion of the Restricted Stock Units shall vest, based on Participant’s service with the Company through the date of Termination of Employment (such date referred to herein as a “Pro-rata Vesting Date”). The remaining Restricted Stock Units (i.e., any Restricted Stock Units that are not vested on the Pro-Rata Vesting Date) shall be deemed vested on the Vesting Date notwithstanding the Participant’s Termination of Employment prior to such date.

(f) Payment. The Participant shall be entitled to receive one share of Common Stock with respect to one vested Restricted Stock Unit. The Participant shall be paid one share of Common Stock with respect to each vested Restricted Stock Unit within thirty (30) days of the Vesting Date; except that:

(i) in the event of the Participant’s death, the Participant’s estate shall be paid within thirty (30) days of the Participant’s death;

(ii) in the event of the Participant’s Disability, the Participant shall be paid within thirty (30) days of Disability;

(iii) in the event of a Change of Control Vesting Date, the Participant shall be paid within thirty (30) days of the Change of Control Vesting Date, subject to a six month delay following the Participant’s Termination of Employment to the extent required by Section 409A of the Code;

(iv) in the event of the Participant’s Retirement, the Participant shall be paid (A) with respect to the pro-rata portion of Restricted Stock Units vested on his Retirement, within thirty (30) days of the Pro-rata Vesting Date, subject to a six month delay following the Participant’s Retirement to the extent required by Section 409A of the Code, and (B) with respect to the remaining Restricted Stock Units, subject to compliance with Section 2(b), within thirty (30) days of the earlier of the Vesting Date or a Change of Control;

(v) in the event of the Participant’s Termination of Employment without Cause or Termination of Employment for Good Reason whether occurring on, before or after a Change of Control, the Participant shall be paid (A) with respect to the pro-rata portion of Restricted Stock Units vested on his date of Termination of Employment, with thirty (30) days of the Pro-rata Vesting Date, subject to a six month delay following the Participant’s Termination of Employment to the extent required by Section 409A of the Code, and (B) with respect to the remaining Restricted Stock Units, within thirty (30) days of the earlier of the Vesting Date or a Change of Control;

(vi) in the event of non-renewal of the Employment Agreement, the Participant shall be paid within thirty (30) days of the Vesting Date.

3. Change of Control Definition. For purposes of this Agreement, a “Section 409A Change of Control” shall have the meaning set forth in Appendix A, attached hereto; provided, that, no event shall constitute a “Change of Control” for purposes of this Agreement unless such event also qualifies as a “change in control event” for purposes of Treasury Regulation § 1.409A-3(i)(5).

4. Termination. Except as otherwise provided in Sections 2(b), (c),(d) and (e), all unvested Restricted Stock Units will be forfeited on the Participant’s Termination of Employment.

5. Dividend Equivalents. Cash dividends on Shares shall be credited to a dividend book entry account on behalf of the Participant with respect to each Restricted Stock Unit granted to the Participant, provided that such cash dividends shall not be deemed to be reinvested in Shares and will be held uninvested and without interest. The Participant’s right to receive any such cash dividends shall vest if and when the related Restricted Stock Unit vests, and such cash dividends shall be paid in cash to the Participant if and when the related Restricted Stock Unit is paid to the Participant. Stock dividends on Shares shall be credited to a dividend book entry account on behalf of the Participant with respect to each Restricted Stock Unit granted to the Participant. The Participant’s right to receive any such stock dividends shall vest if and when the related Restricted Stock Unit vests, and such stock dividends shall be paid in stock to the Participant if and when the related Restricted Stock Unit is paid to the Participant.

6. Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any Shares covered by any Restricted Stock Unit unless and until the Participant has become the holder of record of the Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in this Agreement or the Plan.

7. Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. Capitalized terms in this Agreement that are not otherwise defined shall have the same meaning as set forth in the Plan. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

8. Amendment. The Board or the Committee may amend, suspend or terminate this Agreement subject to the terms of the Plan. Except as otherwise provided in the Plan, no modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

9. Notices. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by regular United States mail, first class and prepaid, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

If to the Company, to:

Henry Schein, Inc.

135 Duryea Road

Melville, New York 11747

Attention: General Counsel

If to the Participant, to the address on file with the Company.

10. No Obligation to Continue Employment. This Agreement is not an agreement of employment. This Agreement does not guarantee that the Company or its Subsidiaries will employ or retain, or to continue to, employ or retain the Participant during the entire, or any portion of the, term of this Agreement, including but not limited to any period during which the Restricted Stock Unit is outstanding, nor does it modify in any respect the Company or its Subsidiary’s right to terminate the Participant’s employment or modify the Participant’s compensation, except to the extent provided in the Participant’s Employment Agreement.

11. Legend. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing Shares issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 11.

12. Securities Representations. The grant of the Restricted Stock Units and issuance of Shares upon vesting of the Restricted Stock Units shall be subject to, and in compliance with, all applicable requirements of federal, state or foreign securities law. No Shares may be issued hereunder if the issuance of such Shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. As a condition to the settlement of the Restricted Stock Units, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

The Shares are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant. The Participant acknowledges, represents and warrants that:

(a) He or she has been advised that he or she may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Act”) and in this connection the Company is relying in part on his or her representations set forth in this section.

(b) If he or she is deemed an affiliate within the meaning of Rule 144 of the Act, the Shares must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such Shares and the Company is under no obligation to register the Shares (or to file a “re-offer prospectus”).

(c) If he or she is deemed an affiliate within the meaning of Rule 144 of the Act, he or she understands that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

13. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company of any personal data information related to the Restricted Stock Units awarded under this Agreement, for legitimate business purposes (including, without limitation, the administration of the Plan) out of the Participant’s home country and including to countries with less data protection than the data protection provided by the Participant’s home country. This authorization/consent is freely given by the Participant.

14. Section 409A. Any provisions in this Agreement providing for the payment of “nonqualified deferred compensation” (as defined in Section 409A of the Code and the Treasury regulations thereunder) to the Participant are intended to comply with the requirements of Section 409A of the Code, and this Agreement shall be interpreted in accordance therewith. Neither party individually or in combination may accelerate or defer the timing of the payment of any such nonqualified deferred compensation, except in compliance with Section 409A of the Code and this Agreement, and no amount shall be paid prior to the earliest date on which it is permitted to be paid under Section 409A of the Code and this Agreement. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Participant as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. Whenever a payment under this Agreement may be paid within a specified period, the actual date of payment within the specified period shall be within the Company’s sole discretion.

15. Miscellaneous. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

(a) This Agreement shall be governed and construed in accordance with the laws of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

(b) This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

(c) The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

HENRY SCHEIN, INC.

Michael S. Ettinger
Senior Vice President, Corporate & Legal Affairs and Chief of Staff, Secretary

Stanley M. Bergman

Appendix A

This is Appendix A to the Restricted Stock Unit Agreement Pursuant to the Henry Schein, Inc. 2013 Stock Incentive Plan (As Amended and Restated Effective as of May 14, 2013) (the “RSU Agreement”). For purposes of Section 3 of the RSU Agreement, a “Section 409A Change of Control” shall be deemed to have occurred upon:

(i) an acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of (A) 50% or more of the then outstanding Shares or (B) 33% or more of the total combined voting power of the then outstanding voting securities of HSI entitled to vote generally in the election of directors (the “Outstanding HSI Voting Securities”); excluding, however, the following: (w) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (x) any acquisition by the Company, (y) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or (z) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a “Corporate Transaction”), if, pursuant to such Corporate Transaction, the conditions described in clauses (A), (B) and (C) of paragraph (iii) below are satisfied; or

(ii) within any 12-month period beginning on or after the date of the RSU Agreement, the individuals who constitute the Board immediately before the beginning of such period (the Board as of the date hereof shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that for purposes of this Subsection any individual who becomes a member of the Board subsequent to the date hereof whose election, or nomination for election by HSI’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who are also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii) the consummation of a Corporate Transaction; excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or the corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 33% or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be, will beneficially own, directly or indirectly, 33% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv) the sale or other disposition of all or substantially all of the assets of the Company; excluding, however, such sale or other disposition to a corporation with respect to which, following such sale or other disposition, (x) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and Outstanding HSI Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock and Outstanding HSI Voting Securities, as the case may be, (y) no Person (other than the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the outstanding Common Stock or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (z) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

(v) No event set forth herein shall constitute a “Section 409A Change of Control” unless such event also qualifies as a “change in control event” for purposes of Treasury Regulation § 1.409A-3(i)(5). Accordingly, the definition of “Section 409A Change of Control” set forth herein shall be limited, construed and interpreted in accordance with Section 409A and the regulations issued thereunder.

Exhibit A-2

FORM OF PERFORMANCE-BASED RSU AWARD AGREEMENT

RESTRICTED STOCK UNIT AGREEMENT

PURSUANT TO THE

HENRY SCHEIN, INC. 2013 STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED EFFECTIVE AS OF MAY 14, 2013)

THIS AGREEMENT (the “Agreement”) made as             , 20161 (the “Grant Date”), by and between Henry Schein, Inc. (the “Company”) and Stanley M. Bergman (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Henry Schein, Inc. 2013 Stock Incentive Plan (As Amended and Restated Effective as of May 14, 2013), as amended from time to time, a copy of which is on file with the Company’s Corporate Human Resources Department and is available for Participant to review upon request at reasonable intervals as determined by the Company (the “Plan”), which is administered by a Committee appointed by the Company’s Board of Directors (the “Committee”); and

WHEREAS, pursuant to Section 9 of the Plan, the Committee may grant Restricted Stock Units to Key Employees under the Plan; and

WHEREAS, the Participant is a Key Employee of the Company.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Grant of Restricted Stock Units.

(a) Subject to the restrictions and other conditions set forth herein, the Committee has authorized this grant of [            ] Restricted Stock Units to the Participant on the Grant Date.

2. Vesting and Payment.

(a) Except as otherwise provided in this Section 2, the Restricted Stock Units awarded under this Agreement shall not vest unless and until (i) the Committee determines and certifies that the performance goals determined by the Committee in writing by March 31, 2017 (the “Performance Goals”) and communicated to the Participant have been satisfied with respect to the three year period beginning on the first day of the fiscal year of the Company commencing after the Grant Date, and (ii) December 31, 2019. The date on which both (i) and (ii) have been attained shall be the “Vesting Date”. It is intended that the Restricted Stock Units awarded hereunder constitute a “performance-based award” for purposes of Section 162(m) of the Code and, accordingly, any such determination shall be made in accordance with the requirements of Section 162(m) of the Code. Except as set forth in Sections 2(c) and 2(d), if the Performance Goals are not satisfied in accordance with Section 2(a)(i), the Restricted Stock Units awarded under this Agreement shall be forfeited. Notwithstanding anything herein to the contrary, but except as set forth in Sections 2(b), 2(c), 2(d) and 2(e), the Participant must be employed by the Company or a Subsidiary at the times the Performance Goals are satisfied and on the Vesting Date.

(b) Retirement. In the event of the Participant’s Retirement prior to the Vesting Date, a pro-rata portion of the Restricted Stock Units shall vest, subject to achievement of the Performance Goals to the date of Retirement (such date referred to herein as a “Pro-rata Vesting Date”). The remaining Restricted Stock Units (i.e., any Restricted Stock Units that are not vested on the Pro-Rata Vesting Date) shall continue to vest in accordance with Section 2(a) following the Participant’s Retirement, subject to the Participant’s compliance with the restrictive covenants set forth in Section 6 of the Amended and Restated Employment Agreement dated as of December 31, 2016, between the Company and the Participant (the “Employment Agreement”) through the Vesting Date. If the

[1]

To be granted automatically, without further action of the Compensation Committee, on the first business day immediately following the twentieth (20th) trading day after the opening of the Company’s first closed trading window (i.e., blackout period) that ends after the date the RSU Award is approved by the Compensation Committee, provided, however, that the grant of the RSU Award shall occur no later than June 3, 2016, subject in all cases to the Participant’s continued employment through the actual grant date of the RSU Award.

Participant breaches such restrictive covenants prior to the Vesting Date, the remaining Restricted Stock Units shall be forfeited. Further, the remaining Restricted Stock Units shall be forfeited if the Performance Goals described in Section 2(a)(i) are not achieved by December 31, 2019. For purposes of this Section 2(b), the Participant shall qualify for “Retirement” only if the Participant and the Company mutually agree to the Participant’s Retirement and the Participant’s Retirement date.

(c) Death or Disability. In the event of the Participant’s death (prior to a Termination of Employment or following Retirement as described in Section 2(b) or a Termination of Employment as described in Section 2(e)) or Disability (prior to a Termination of Employment), the Restricted Stock Units shall become fully vested at target level on such death or Disability, without regard to achievement of the Performance Goals described in Section 2(a)(i). For purposes of this Agreement, “Disability” means that the Participant is disabled within the meaning of Section 409A(a)(2)(C)(i) or (ii) of the Code.

(d) Change of Control. In the event of the Participant’s Termination of Employment for any reason, other than for Cause (as defined in the Employment Agreement), within the two year period following a Change of Control, the Restricted Stock Units shall become fully vested at target level upon the Participant’s Termination of Employment (the “Change of Control Vesting Date”), without regard to achievement of the Performance Goals described in Section 2(a)(i). For purposes of this Agreement, a “Change of Control” shall mean the occurrence of a Section 409A Change of Control (as defined in Section 3). In the event of a Change of Control occurring on or after the Participant’s Retirement or Termination of Employment without Cause or for Good Reason, and on or before December 31, 2019, the remaining Restricted Stock Units (i.e., any Restricted Stock Units that are not vested on the applicable Pro Rata Vesting Date) shall become fully vested at target level upon the Change of Control, without regard to achievement of the Performance Goals described in Section 2(a)(i)

(e) Termination of Employment without Cause or for Good Reason. In the event the Participant’s employment is terminated by the Company without Cause or by the Participant for Good Reason (as such terms are defined on the Employment Agreement), a pro-rata portion of the Restricted Stock Units shall vest, subject to achievement of the Performance Goals to the date of Termination of Employment (such date referred to herein as a “Pro-rata Vesting Date”). The remaining Restricted Stock Units (i.e., any Restricted Stock Units that are not vested on the Pro-Rata Vesting Date) shall continue to vest in accordance with Section 2(a) following the Participant’s Termination of Employment. The remaining Restricted Stock Units shall be forfeited if the Performance Goals described in Section 2(a)(i) are not achieved by December 31, 2019.

(f) Payment. The Participant shall be entitled to receive one share of Common Stock with respect to one vested Restricted Stock Unit. The Participant shall be paid one share of Common Stock with respect to each vested Restricted Stock Unit within thirty (30) days of the Vesting Date; except that:

(i) in the event of the Participant’s death, the Participant’s estate shall be paid within thirty (30) days of the Participant’s death;

(ii) in the event of the Participant’s Disability, the Participant shall be paid within thirty (30) days of Disability;

(iii) in the event of a Change of Control Vesting Date, the Participant shall be paid within thirty (30) days of the Change of Control Vesting Date, subject to a six month delay following the Participant’s Termination of Employment to the extent required by Section 409A of the Code;

(iv) in the event of the Participant’s Retirement, the Participant shall be paid (A) with respect to the pro-rata portion of Restricted Stock Units vested on his Retirement, within thirty (30) days of the Pro-rata Vesting Date, subject to a six month delay following the Participant’s Retirement to the extent required by Section 409A of the Code, and (B) with respect to the remaining Restricted Stock Units, subject to compliance with Section 2(b), within thirty (30) days of the earlier of the Vesting Date or a Change of Control;

(v) in the event of the Participant’s Termination of Employment without Cause or Termination of Employment for Good Reason (whether occurring on, before or after a Change of Control), the Participant shall be paid (A) with respect to the pro-rata portion of Restricted Stock Units vested on his date of Termination of Employment, with thirty (30) days of the Pro-rata Vesting Date, subject to a six month delay following the Participant’s Termination of Employment to the extent required by Section 409A of the Code, and (B) with respect to the remaining Restricted Stock Units, within thirty (30) days of the earlier of the Vesting Date or a Change of Control;

(vi) in the event of non-renewal of the Employment Agreement, the Participant shall be paid within thirty (30) days of the Vesting Date.

3. Change of Control Definition. For purposes of this Agreement, a “Section 409A Change of Control” shall have the meaning set forth in Appendix A, attached hereto; provided, that, no event shall constitute a “Change of Control” for purposes of this Agreement unless such event also qualifies as a “change in control event” for purposes of Treasury Regulation § 1.409A-3(i)(5).

4. Termination. Except as otherwise provided in Sections 2(b), (c),(d) and (e), all unvested Restricted Stock Units will be forfeited on the Participant’s Termination of Employment.

5. Dividend Equivalents. Cash dividends on Shares shall be credited to a dividend book entry account on behalf of the Participant with respect to each Restricted Stock Unit granted to the Participant, provided that such cash dividends shall not be deemed to be reinvested in Shares and will be held uninvested and without interest. The Participant’s right to receive any such cash dividends shall vest if and when the related Restricted Stock Unit vests, and such cash dividends shall be paid in cash to the Participant if and when the related Restricted Stock Unit is paid to the Participant. Stock dividends on Shares shall be credited to a dividend book entry account on behalf of the Participant with respect to each Restricted Stock Unit granted to the Participant. The Participant’s right to receive any such stock dividends shall vest if and when the related Restricted Stock Unit vests, and such stock dividends shall be paid in stock to the Participant if and when the related Restricted Stock Unit is paid to the Participant.

6. Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any Shares covered by any Restricted Stock Unit unless and until the Participant has become the holder of record of the Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in this Agreement or the Plan.

7. Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. Capitalized terms in this Agreement that are not otherwise defined shall have the same meaning as set forth in the Plan. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

8. Amendment. The Board or the Committee may amend, suspend or terminate this Agreement subject to the terms of the Plan. Except as otherwise provided in the Plan, no modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

9. Notices. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by regular United States mail, first class and prepaid, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

If to the Company, to:

Henry Schein, Inc.

135 Duryea Road

Melville, New York 11747

Attention: General Counsel

If to the Participant, to the address on file with the Company.

10. No Obligation to Continue Employment. This Agreement is not an agreement of employment. This Agreement does not guarantee that the Company or its Subsidiaries will employ or retain, or to continue to, employ or retain the Participant during the entire, or any portion of the, term of this Agreement, including but not limited to any period during which the Restricted Stock Unit is outstanding, nor does it modify in any respect the Company or its Subsidiary’s right to terminate the Participant’s employment or modify the Participant’s compensation, except to the extent provided in the Participant’s Employment Agreement.

11. Legend. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing Shares issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 11.

12. Securities Representations. The grant of the Restricted Stock Units and issuance of Shares upon vesting of the Restricted Stock Units shall be subject to, and in compliance with, all applicable requirements of federal, state or foreign securities law. No Shares may be issued hereunder if the issuance of such Shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. As a condition to the settlement of the Restricted Stock Units, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

The Shares are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant. The Participant acknowledges, represents and warrants that:

(a) He or she has been advised that he or she may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Act”) and in this connection the Company is relying in part on his or her representations set forth in this section.

(b) If he or she is deemed an affiliate within the meaning of Rule 144 of the Act, the Shares must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such Shares and the Company is under no obligation to register the Shares (or to file a “re-offer prospectus”).

(c) If he or she is deemed an affiliate within the meaning of Rule 144 of the Act, he or she understands that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

13. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company of any personal data information related to the Restricted Stock Units awarded under this Agreement, for legitimate business purposes (including, without limitation, the administration of the Plan) out of the Participant’s home country and including to countries with less data protection than the data protection provided by the Participant’s home country. This authorization/consent is freely given by the Participant.

14. Section 409A. Any provisions in this Agreement providing for the payment of “nonqualified deferred compensation” (as defined in Section 409A of the Code and the Treasury regulations thereunder) to the Participant are intended to comply with the requirements of Section 409A of the Code, and this Agreement shall be interpreted in accordance therewith. Neither party individually or in combination may accelerate or defer the timing of the payment of any such nonqualified deferred compensation, except in compliance with Section 409A of the Code and this Agreement, and no amount shall be paid prior to the earliest date on which it is permitted to be paid under Section 409A of the Code and this Agreement. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Participant as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. Whenever a payment under this Agreement may be paid within a specified period, the actual date of payment within the specified period shall be within the Company’s sole discretion.

15. Miscellaneous. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

(a) This Agreement shall be governed and construed in accordance with the laws of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

(b) This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

(c) The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

HENRY SCHEIN, INC.

Michael S. Ettinger Senior Vice President, Corporate & Legal Affairs and Chief of Staff, Secretary

Stanley M. Bergman

Appendix A

This is Appendix A to the Restricted Stock Unit Agreement Pursuant to the Henry Schein, Inc. 2013 Stock Incentive Plan (As Amended and Restated Effective as of May 14, 2013) (the “RSU Agreement”). For purposes of Section 3 of the RSU Agreement, a “Section 409A Change of Control” shall be deemed to have occurred upon:

(i) an acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of (A) 50% or more of the then outstanding Shares or (B) 33% or more of the total combined voting power of the then outstanding voting securities of HSI entitled to vote generally in the election of directors (the “Outstanding HSI Voting Securities”); excluding, however, the following: (w) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (x) any acquisition by the Company, (y) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or (z) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a “Corporate Transaction”), if, pursuant to such Corporate Transaction, the conditions described in clauses (A), (B) and (C) of paragraph (iii) below are satisfied; or

(ii) within any 12-month period beginning on or after the date of the RSU Agreement, the individuals who constitute the Board immediately before the beginning of such period (the Board as of the date hereof shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that for purposes of this Subsection any individual who becomes a member of the Board subsequent to the date hereof whose election, or nomination for election by HSI’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who are also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii) the consummation of a Corporate Transaction; excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or the corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 33% or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be, will beneficially own, directly or indirectly, 33% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv) the sale or other disposition of all or substantially all of the assets of the Company; excluding, however, such sale or other disposition to a corporation with respect to which, following such sale or other disposition, (x) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and Outstanding HSI

Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock and Outstanding HSI Voting Securities, as the case may be, (y) no Person (other than the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the outstanding Common Stock or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (z) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

(v) No event set forth herein shall constitute a “Section 409A Change of Control” unless such event also qualifies as a “change in control event” for purposes of Treasury Regulation § 1.409A-3(i)(5). Accordingly, the definition of “Section 409A Change of Control” set forth herein shall be limited, construed and interpreted in accordance with Section 409A and the regulations issued thereunder.